UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 2, 2008
La Jolla Pharmaceutical Company

(Exact name of registrant as specified in its charter)

Delaware	000-24274	33-0361285

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 452-6600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 2, 2008, La Jolla Pharmaceutical Company (the “Company”) renewed its stockholder rights plan for an additional ten years and made certain amendments to the plan, as set forth in the Amended and Restated Rights Agreement, dated December 2, 2008, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Agreement”). The original plan was set to expire as of December 2, 2008. The following description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as an exhibit to the Company’s Amended Registration Statement on Form 8-A/A, which was filed with the Securities and Exchange Commission on December 4, 2008, and which is incorporated herein by reference.
     Pursuant to the terms of the Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a “Right”) for each outstanding share of Common Stock of the Company (the “Common Stock”) to stockholders of record as of the close of business on December 2, 2008 (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the earlier of the Distribution Date (as hereinafter defined) or Expiration Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a cash exercise price of $30.00 per Unit (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Agreement and summarized below.
     Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result, upon its consummation, in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).
     Notwithstanding the foregoing, with respect to any Grandfathered Person (as defined in the Agreement), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Stock representing more than an additional 1/2% of the outstanding shares of Common Stock.
     In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of Units of Preferred Stock, that number of shares of Common Stock of the Company (or, in certain circumstances, including if there are insufficient shares of Common

Stock to permit the exercise in full of the Rights, Units of Preferred Stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the exercise price of the Right (such right being referred to as the “Subscription Right”). In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right being referred to as the “Merger Right”). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Agreement) become null and void.
     The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.
     The Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time, the Board of Directors may, subject to certain limitations set forth in the Agreement, amend the Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.
     Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.
     The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 2, 2018 (the “Expiration Date”), unless previously redeemed or exchanged by the Company as described above.

Item 3.03. Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 2, 2008, the Company filed a Certificate of Elimination to eliminate the previously designated Series A Junior Participating Cumulative Preferred Stock that was designated in connection with the rights plan originally adopted in December 1998. Following the elimination of this series of stock, the Company filed a new Certificate of Designations classifying and designating the new Series A Junior Participating Cumulative Preferred Stock (the “Certificate of Designations”) in connection with entering into the Agreement. Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.03.
     A copy of the Certificate of Designations has been filed as an exhibit to the Company’s Amended Registration Statement on Form 8-A/A, which was filed with the Securities and Exchange Commission on December 4, 2008, and which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit
Number	Description of Exhibit

3.1	Certificate of Designations classifying and designating the Series A Junior Convertible Preferred Stock of La Jolla Pharmaceutical Company. (1)

4.1	Amended and Restated Rights Agreement, dated as of December 2, 2008, by and between the Company and American Stock Transfer & Trust Company, LLC. (1)

(1)	Filed with the Company’s Amended Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on December 4, 2008, and incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company
Date: December 2, 2008	By:	/s/ Gail A. Sloan
		Name:	Gail A. Sloan
		Title:	Vice President, Finance and Secretary